Exhibit 10.9

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

This SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (“Amendment”), dated for reference purposes as of this 18 day of January, 2011, is by and between EMERYVILLE OFFICE, L.L.C., a Delaware limited liability company (“Landlord”) (as successor-in-interest to NOP WATERGATE LLC, a Delaware limited liability company [“NOP”]), on the one hand, and ADAMAS PHARMACEUTICALS, INC., a Delaware corporation (formerly known as Neuromolecular Pharmaceuticals, Inc.) (“Tenant”), on the other hand, with respect to the following:

R E C I T A L S :

A.                                    Landlord, as successor to NOP, and Tenant are parties to that certain Office Lease Agreement dated October 25, 2006 (the “Original Lease”) by and between CA-Emeryville Properties Limited Partnership, a Delaware limited partnership (as predecessor-in-interest to NOP), as landlord, and Tenant, as tenant, as amended by that certain First Amendment to Lease dated April 29, 2009 (the “First Amendment”.  The Original Lease, as amended by the First Amendment is hereafter, the “Lease”.  Pursuant to the Lease, Tenant leases from Landlord those certain premises described as Suite 1050 containing approximately 9,172 rentable square feet, and Suite 1070 containing approximately 3,376 rentable square feet (12,548 rentable square feet in the aggregate) (collectively, the “Original Premises”), within the building commonly known as 1900 Powell Street, Emeryville, California (the “Building”), which is part of that certain property commonly known as “Watergate Office Towers” (the “Property”), as more particularly described in the Lease.

B.                                    Capitalized terms not defined herein have the meanings given to such terms in the Lease.

C.                                    The Term of the Lease is scheduled to expire on December 31, 2010, and the parties desire to extend the Term, all on the terms and conditions hereinafter set forth.

D.                                    In conjunction with such extension, Tenant desires to surrender to Landlord that portion of the Premises known as Suite 1070 containing approximately 3,376 rentable square feet (the “Reduction Space”), and Landlord is willing to accept such surrender and modify the Lease accordingly upon and subject to the terms set forth below.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of such are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Reduction.  Effective as of January 1, 2011 (the “Reduction/Extension Date”), the Original Premises is decreased from 12,548 rentable square feet to 9,172 rentable square feet by the elimination of the Reduction Space (the “Reduction”).  The portion of the Original Premises remaining following the surrender of the Reduction Space commonly known as Suite 1050 is hereafter referred to as the “Retained Premises.”  The Reduction Space and Retained Premises are depicted on Exhibit “A” attached hereto and incorporated herein by this reference.  On or before the Reduction/Extension Date, Tenant shall surrender the Reduction Space to Landlord as provided in the Lease, as amended hereby (the “Amended Lease”).  From and after the Reduction/Extension Date and Tenant’s proper surrender of the Reduction Space, the Lease shall be deemed terminated with respect to the Reduction Space, and the term “Premises”, as defined in the Lease, shall be deemed to mean the Retained Premises.  Tenant shall vacate the Reduction Space in accordance with the terms of the Lease on or before the Reduction/Extension Date and Tenant shall fully comply with all obligations under the Lease respecting the Reduction Space up to the Reduction/Extension Date; provided however, Tenant shall not be required to remove any improvements or alterations made by Tenant as of the date hereof to the Reduction Space.  Notwithstanding the foregoing, following the Reduction/Extension Date, Tenant shall be permitted to enter the Reduction Space for the sole purpose of accessing the server room (the “Server Room”) located therein; provided, however, Landlord may terminate Tenant’s right of entry into the Server Room at any time during the Extended Term upon thirty (30) days prior written notice to Tenant (the “Server Room Notice”), whereupon Tenant’s right of entry shall immediately terminate, and Tenant shall surrender the Server Room pursuant to the terms of the Amended Lease, including removal all furniture, fixtures, equipment and personal property from the Server Room on or before the Server Room Notice.  If Tenant shall holdover in the Reduction Space beyond the Reduction/Extension Date and/or the Server Room beyond the thirtieth (30th) after the date of the Server Room Notice, Tenant shall be liable for Base Rent, Additional Rent and other charges respecting the Reduction Space pursuant to the terms of the Lease, including Section 22 thereof, and consequential and other damages arising from Tenant’s holding over.

2.                                      Extended Term.  The Term is hereby extended for a period of six (6) months (the “Extended Term”) and shall expire on June 30, 2011 (“Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Amended Lease.  No such extension shall operate to release Tenant from liability for any amounts owed or defaults which exist under the Lease prior to the Reduction/Extension Date.

3.                                      Base Rent.  As of the Reduction/Extension Date and continuing through the Extended Term, Tenant shall pay Base Rent to Landlord for the Reduction Space in the amount of Eight Thousand Seven Hundred Fifty and No/100ths Dollars ($8,750.00) per month.

4.                                      Tenant’s Pro Rata Share and Base Year.  Commencing as of the Reduction/Extension Date, Tenant’s Pro Rata Share shall be 4.2257% of the Building, and the Base Year for Taxes and Expenses shall be the calendar year 2011.  Accordingly, Tenant shall not pay any Expense Excess or Tax Excess during the Extended Term.

5.                                      Condition of Premises.  Tenant acknowledges that Landlord shall not be obligated to refurbish or improve, or to otherwise provide funds for the improvement of, the Retained Premises in any manner whatsoever in conjunction with the Extended Term, and Tenant hereby accepts the Retained Premises in its “AS-IS” condition.

6.                                      Termination Option.  Subject to the terms of this Section 6, and notwithstanding anything to the contrary contained in the Lease, Tenant will have the one-time option to terminate and cancel the Lease (“Termination Option”), upon thirty (30) days prior written notice to Landlord (the date which is 30 days after the Tenant’s notice of exercise of its Termination is hereafter, the “Termination Date”).  If Tenant properly and timely exercises its Termination Option and satisfies all other monetary and non-monetary obligations under the Amended Lease up to and including the Termination Date, including, without limitation, the provisions regarding surrender of the Retained Premises which must be accomplished on or before the Termination Date, then the Amended Lease will terminate as of midnight on the Termination Date.

7.                                      Right of First Offer.  Tenant shall have the one time right of first offer (the “Right of First Offer”) with respect to the 10,236 rentable square feet of space known as Suites 910, 930 and 950 (collectively, the “ROFO Space”) within the building located at 2000 Powell Street, Emeryville, California (the “ROFO Building”).  Tenant’s Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the existing tenant in any ROFO Space will not extend or renew the term of its lease for such ROFO Space (but prior to leasing such ROFO Space to a party other than the existing tenant), Landlord shall deliver written notice to Tenant (the “ROFO Notice”) of the terms under which Landlord is prepared to lease the ROFO Space to Tenant, provided such terms shall be a minimum term of five (5) years commencing as of the day immediately following the Extended Expiration Date, and shall reflect the Prevailing Market (hereinafter defined) rate for such ROFO Space as reasonably determined by Landlord.  Tenant may lease such ROFO Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within ten (10) days after the date of the ROFO Notice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with a ROFO Notice, if Tenant is not permitted to exercise the same pursuant to Section 7.f. below, or if Tenant does not intend to use the ROFO Space for Tenant’s exclusive use during the Extended Term, or if the existing tenant in the ROFO Space is interested in extending or renewing its lease for the ROFO Space or entering into a new lease for such ROFO Space.

a.                                      Terms for ROFO Space.

i.                                          The term for the ROFO Space shall commence upon the commencement date stated in the ROFO Notice and thereupon such ROFO Space shall be considered a part of the “Premises”, provided that all of the terms stated in the ROFO Notice shall govern Tenant’s leasing of the ROFO Space and only to the extent that they do not conflict with the ROFO Notice, the terms and conditions of the Amended Lease shall apply to the ROFO Space.

ii.                                       Tenant shall pay Base Rent and Additional Rent for the ROFO Space in accordance with the terms and conditions of the ROFO Notice, which terms and conditions shall reflect the Prevailing Market rate for the ROFO Space as determined in Landlord’s reasonable judgment.

iii.                                    The ROFO Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the ROFO Space or as of the date the term for such ROFO

Space commences, unless the ROFO Notice specifies any work to be performed by Landlord in the ROFO Space, in which case Landlord shall perform such work in the ROFO Space.  If Landlord is delayed delivering possession of the ROFO Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the ROFO Space shall be postponed until the date Landlord delivers possession of the ROFO Space to Tenant free from occupancy by any party.

b.                                      Termination of Right of First Offer.  The rights of Tenant hereunder with respect to the ROFO Space shall terminate on the earlier to occur of:  (i) July 1, 2011; (ii) Tenant’s failure to exercise its Right of First Offer within the 10-day period provided in Section 7a. above; and (iii) the date Landlord would have provided Tenant a ROFO Notice if Tenant had not been in violation of one or more of the conditions set forth in Section 7.f.

c.                                       ROFO Amendment.  If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “ROFO Amendment”) adding the ROFO Space to the Retained Premises on the terms set forth in the ROFO Notice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms.  A copy of the ROFO Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the ROFO Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the ROFO Amendment is executed.

d.                                      Definition of Prevailing Market.  For purposes of this Right of First Offer provision, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the ROFO Space in the Property and other comparable office buildings within the vicinity of the Property under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes.  Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof:  (i) the lease term is for less than the lease term of the ROFO Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration.  The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

e.                                       Subordination.  Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

f.                                        Right of First Offer Conditions.  Tenant’s Right of First Offer is personal to the original Tenant executing the Amendment or a transferee pursuant to a permitted Business Transfer (“Business Transferee”) and may be exercised only by the original Tenant executing this Amendment or a Business Transferee while occupying and leasing the entire Retained

Premises and without having assigned the Amended Lease or sublet any portion of the Retained Premises (except pursuant to a Business Transfer), and/or without the intent of thereafter assigning the Amended Lease or subletting the Retained Premises, and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Amendment or a Business Transferee.  Tenant’s Right of First Offer is not assignable separate and apart from the Amended Lease, nor may the Right of First Offer be separated from the Amended Lease in any manner, either by reservation or otherwise.  Tenant will have no right to exercise the Right of First Offer, and Tenant’s exercise of the Right of First Offer may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default of any monetary obligation or material non-monetary obligation under the terms of the Amended Lease beyond any applicable notice and cure period as of Tenant’s exercise of the Right of First Offer, or (ii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period of the Amended Lease.

8.                                      Parking.  Effective as of the Reduction/Extension Date and for the duration of the Extended Term, Tenant shall rent up to a total of fifteen (15) unreserved parking spaces at the rate of Seventy-Five and No/100ths Dollars ($75.00) per unreserved parking space, with respect to the Retained Premises, pursuant to the terms of the Amended Lease.  All such unreserved parking spaces shall be available to all tenants on a non-exclusive, in common basis within the unreserved, non-visitor portions of the parking facilities serving the Building.

9.                                      Notices.  Landlord’s addresses for notices and payment of rent shall be and is hereby amended as follows:

Landlord’s Address:	EMERYVILLE OFFICE, L.L.C. c/o LBA Realty 17901 Von Karman, Suite 950 Irvine, California 92614 Attn: SVP - Operations Telephone: (949) 833-0400 Facsimile: (949) 955-9350

With copies to:

Attn:
Telephone:
Facsimile:

For Payment of Rent:

10.                               Authority.  Each signatory of this Amendment on behalf of Tenant represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

11.                               Broker.  Landlord and Tenant each represent and warrant to the other that it is not aware of any brokers or finders who may claim a fee or commission in connection with the consummation of the transactions contemplated by this Amendment other than LBA Realty, representing Landlord, and Cornish & Carey Commercial, representing Tenant.  If any claims for brokers’ or finders’ fees in connection with the transactions contemplated by this Amendment arise, then Tenant agrees to indemnify, protect, hold harmless and defend Landlord (with counsel reasonably satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant, and Landlord agrees to indemnify, protect, hold harmless and defend Tenant (with counsel reasonably satisfactory to Tenant) if such claims are based upon any statement, representation or agreement made by Landlord.

12.                               No Other Modifications.  Sections 9, 10, 11 and 12 of the First Amendment with respect to the Right of First Opportunity and Extension Option, are hereby deleted in their entirety and are of no further force or effect.  Except as modified in this Amendment, all other terms and conditions of the Lease shall remain unchanged and in full force and effect.  To the extent of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment.

TENANT:

ADAMAS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Peter Hadrovic
	Print Name:	PETER HADROVIC
	Print Title:	Sr Vice President

[SIGNATURE CONTINUED ON FOLLOWING PAGE]

LANDLORD:

EMERYVILLE OFFICE, L.L.C.,
a Delaware limited liability company

By:	EMERYVILLE OFFICE HOLDINGS, L.L.C,
a Delaware limited liability company,
its Sole Member and Manager

	By:	LBA RIV-Company III, LLC,
a Delaware limited liability company,
its Operating Member

		By:	LBA REIT IV, LLC,
a Delaware limited liability company
its sole Member and Manager

			By:	LBA Realty Fund IV, L.P.,
a Delaware limited partnership,
its Sole Manager

				By:	LBA Management Company IV, LLC,
a Delaware limited liability company,
its General Partner

					By:	LBA Realty LLC,
a Delaware limited liability company,
its Manager

						By:	LBA Inc.,
a California corporation,
its Managing Member

							By:	/s/ Brad Neglia
							Name:	Brad Neglia
							Title:	Authorized Signatory

For LBA Office Use Only: Prepared & Reviewed by:								CF

EXHIBIT “A”

DEPICTION OF REDUCTION SPACE AND

RETAINED PREMISES